UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	March 15, 2005
(March 9, 2005)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

1-6986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01     Entry into a Material Definitive Agreement.

Agreement

 On March 9, 2005, the Public Service Company of New Mexico ("PNM" or the "Company") entered into a cooperative agreement (the "Agreement") by which San Juan Generating Station ("SJGS") will significantly reduce air pollution emissions as part of an enhanced commitment to the environment.  SJGS is a 1,798-megawatt, coal-fired plant located in northwestern New Mexico, and consists of four units operated by PNM.  Ownership of SJGS is shared among the Company and several other companies and municipalities.

Parties to the Agreement

 PNM entered into the Agreement with the New Mexico Environment Department ("NMED"), the Grand Canyon Trust and the Sierra Club.

Summary of Agreement Terms

 PNM and other plant owners will invest more than $200 million in this new pollution control technology.  The capital costs of the technology are estimated to be $110 million, with an additional $80 to $90 million estimated for operating and maintenance costs over the next 10 years.  PNM's portion of costs will be about 47% of the total capital and operating costs.  The Agreement, subject to the approval of the United States District Court for the District of New Mexico, resolves a lawsuit that the Grand Canyon Trust and the Sierra Club filed against PNM in 2002 for alleged violations of opacity limits, a notice of intent to sue dated April 29, 2004 from the Grand Canyon Trust and the Sierra Club for certain additional alleged opacity claims arising after the filing of their lawsuit, and certain threatened air quality claims by the NMED.  Prior to approval, the Agreement, which is in the form of a Consent Decree, will be subject to review and comment by the United States Environmental Protection Agency and the United States Attorney General for a period of forty-five days from their receipt of a copy of the Consent Decree.  PNM estimates that the 45-day review period will commence approximately March 15, 2005.  PNM plans to file for an air permit with NMED prior to starting construction on certain new equipment required by the Agreement.

PNM will invest in the following new technologies to reduce emissions at SJGS:

  Installation and operation of mercury control technology on all four units to reduce mercury emissions.  After initial evaluation of the performance of this technology on Units 3 and 4, PNM will install the technology on the plant's remaining two units.
  Installation of new, advanced nitrogen oxide controls on all four units to reduce the nitrogen oxide emissions rate by 35% from the current permitted level.
  Installation of additional particulate matter control technology on the plant's four units to reduce the particulate matter emission rate by 70% from the current permitted level.
  Additional sulfur dioxide emissions reductions from increased scrubbing by enhancing the removal efficiency of the existing pollution control system.

General

The Agreement will be filed as an exhibit to the combined Form 10-Q for PNM Resources, Inc. ("PNMR") and PNM for the period ended March 31, 2005.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this document and other documents the Company files with the SEC that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, PNMR cautions you not to place undue reliance on these statements.  Many factors could cause actual results to differ, and will affect the Company's future financial condition, cash flow and operating results.  These factors include risks and uncertainties relating to the successful installation and operation of the emissions controls, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, and if the equipment performs as anticipated.   For a detailed discussion of the important factors that affect PNMR and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.

EXHIBIT INDEX

Exhibit Number Description

99.1          Press Release dated March 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. AND
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: March 15, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

Exhibit 99.1

 Governor, Attorney General, PNM and Major Environmental Groups
Announce Commitment to New Emissions Reduction Technology at
PNM San Juan Generating Station

 Plant Will Be One of the First in the United States To Voluntarily Install
Mercury Emissions Control Technology

 (WATERFLOW, N.M.) - Gov. Bill Richardson, Attorney General Patricia Madrid, PNM Chairman, President and CEO Jeff Sterba and two major environmental organizations announced today the PNM San Juan Generating Station (SJGS) will significantly reduce air pollution emissions as part of an enhanced commitment to the environment.  As part of this commitment, PNM, the plant operator, will install mercury emissions reduction technology, making SJGS one of the first coal-fired plants in the nation to make a voluntary investment in this technology.

Through a cooperative agreement with the New Mexico Environment Department (NMED), the Grand Canyon Trust and the Sierra Club, PNM has committed to installing new technology at SJGS to reduce mercury, particulate matter, nitrogen oxide (NOx) and sulfur dioxide (SO2) emissions over the next four-and-a-half years.  PNM and other plant owners will invest more than $200 million in this new pollution control technology at the 1,798-megawatt, coal-fired plant near Farmington, N.M.

"Today, New Mexico has shown once again that we are a national leader in clean energy," Richardson said. "This historic agreement will take more than 16,000 tons of pollution out of our air, which is the equivalent of removing about half a million cars from New Mexico's roads. The pollution controls announced today will mean healthier New Mexicans and a cleaner environment."

In addition to bringing cleaner air to the region, the construction projects will have a significant economic impact on San Juan County and the Four Corners area.  The construction phase will create 940 jobs and temporarily increase wages in San Juan County by about $31.5 million. The installation and operation of the pollution control equipment is estimated to generate $14.7 million in additional local and state taxes between 2005 and 2014.

PNM will invest in the following new technologies to reduce emissions at SJGS:

  Installation and operation of mercury control technology on all four units to reduce mercury emissions.  After initial evaluation of the performance of this technology on Units 3 and 4, PNM will install the technology on the plant's remaining two units.
  Installation of new advanced low-NOx burners and overfire air on all four units to reduce the NOx emissions rate by 35 percent from the current permitted level.
  Installation of baghouse control technology on the plant's four units to reduce the particulate matter emission rate by 70 percent from the current permitted level.
  Additional SO2 emissions reductions from increased scrubbing by enhancing the removal efficiency of the existing pollution control system.

"This agreement demonstrates our commitment to improving the quality of life in New Mexico, moves us aggressively forward in meeting our environmental sustainability goals, and makes San Juan a national leader in innovative environmental technologies," Sterba said.

The capital costs of the technology are estimated to be $110 million, with an additional $80 to $90 million estimated for operating and maintenance costs over the next 10 years. PNM's portion of costs will be about 47 percent of the total capital and operating costs. The agreement, subject to the approval of the court, resolves a lawsuit that the Grand Canyon Trust and the Sierra Club filed against PNM in 2002 for alleged violations of opacity limits. PNM plans to file for an air permit with NMED prior to starting construction on certain new equipment required by the agreement.

"I am very pleased to approve this settlement for our state," said New Mexico Attorney General Patricia Madrid.  "This is a major environmental air quality victory.  My job is also to protect residential and small business ratepayers, and we have done that by ensuring that the cost of these important emission controls will be spread out over a reasonable period of time.  This is an impressive victory for everyone."

"PNM has agreed to dramatically reduce pollutants from the SJGS that were not subject to our Clean Air Act lawsuit," said Rick Moore, associate director of the GCT.  "The company's willingness to install cutting-edge equipment to reduce mercury emissions by approximately 80 percent shows that PNM is following through on its efforts to reduce its environmental footprint within New Mexico, an effort wholeheartedly supported by the GCT."

In early 2004, the PNM Resources Board of Directors approved an environmental sustainability policy developed to move PNM to a new level of environmental stewardship based on achieving a sustainable business model.  Under this direction, PNM has committed to practice sustainable development that allows the company to grow and thrive while also protecting, preserving and wisely using natural resources.  As part of the commitment, PNM adopted specific environmental goals that will reduce emissions and consumption of fresh water per energy unit produced, reduce solid waste and exhibit national utility leadership in development of renewable energy.

SJGS has received state, national, international and industry recognition for its environmental management practices. In 2000, an independent auditor certified SJGS's environmental management system to international ISO 14001 requirements.

SJGS is a 1,798-megawatt coal-fired power plant located 15 miles northwest of Farmington, N.M. The plant is PNM's primary generation source, providing 65 percent of the power needed by PNM customers. PNM operates the plant on behalf of the company and eight other owners.

 PNM Resources is an energy holding company based in Albuquerque, N.M.  PNM, the principal subsidiary of PNM Resources, serves about 460,000 natural gas customers and 405,000 electric customers in New Mexico. The company also sells power on the wholesale market in the Western United States.  PNM Resources stock is traded primarily on the NYSE under the symbol PNM.  For more information about our company, see our Web site at PNM.com.

 Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this release and documents the Company files with the SEC that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, PNM Resources cautions you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect the Company's future financial condition, cash flow and operating results. These factors include risks and uncertainties relating to the successful installation and operation of the emissions controls, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, and if the equipment performs as anticipated.   For a detailed discussion of the important factors that affect PNM Resources and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.